Exhibit 10.1

EXECUTION VERSION

January 29, 2021

TPVG Variable Funding Company LLC

TriplePoint Venture Growth BDC Corp.

2755 Sand Hill Road, Suite 150

Menlo Park, California 94025

Attention: Sajal Srivastava

Re:	Receivables Financing Agreement dated as of February 21, 2014 (as amended, waived or otherwise modified from time to time prior to the date hereof, the “Agreement”) by and among TPVG Variable Funding Company LLC, as borrower (“Borrower”), TriplePoint Venture Growth BDC Corp., as collateral manager (“Collateral Manager”) and as sole equityholder, Vervent, Inc., as backup collateral manager, Deutsche Bank Trust Company Americas, as paying agent, U.S. Bank National Association, as custodian, the Agents from time to time party thereto, the Lenders from time to time party thereto, and Deutsche Bank AG, New York Branch, as facility agent (“Facility Agent”).

Dear Mr. Srivastava:

Reference is made to the Agreement. Capitalized terms used but not specifically defined in this letter agreement shall have the meanings provided for such terms in the Agreement.

The Borrower and the Collateral Manager have requested that the Required Lenders, the Agents and the Facility Agent agree to make certain amendments as set forth in this letter agreement and such parties have reviewed this request and wish to amend the Agreement as set forth herein. In consideration of the covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1. Amendments.

(a) As of the date of this letter agreement, the Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Agreement attached as Appendix A hereto.

2. Conditions Precedent. This letter agreement shall become effective upon the satisfaction of the following conditions (or until such conditions are waived in writing by the Facility Agent in its sole discretion):

(a) the execution and delivery of this letter agreement by each party hereto;

(b) the execution and delivery of the Joinder Supplement and any ancillary documents related thereto by First Foundation Bank;

(c) the execution and delivery of the joinder to the Lender Fee Letter by First Foundation Bank;

(d) the Administrative Agent shall have received satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this letter agreement and the consummation of the transactions contemplated hereby;

(e) the Administrative Agent shall have received the executed legal opinion or opinions of Otterbourg P.C., counsel to the Borrower, covering authorization and enforceability of this letter agreement in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(f) the Administrative Agent shall have received a good standing certificate for the Borrower issued by the applicable Official Body of its jurisdiction of organization, dated on or about the date of this Amendment; and

(g) all fees (including reasonable and documented fees, disbursements and other charges of counsel) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

3. Agreement in Full Force and Effect. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

4. Representations. Each of the Borrower and the Collateral Manager severally represents and warrants that:

(a)  it has been duly organized and is validly existing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. It had at all relevant times and now has, power, authority and legal right (x) to acquire and own the Transferred Contracts and the Related Security, and to grant to the Facility Agent a security interest in the Transferred Contracts and the Related Security and the other Borrower Collateral and (y) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party;

(b) it is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions, except where the failure to do so would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under this Agreement, (ii) the validity or enforceability of the Contracts and the Related Security or (iii) its ability to perform its obligations under its Transaction Documents;

(c) it has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; has full power and authority to grant to the Facility Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Transferred Contracts and the other Borrower Collateral and has duly authorized such grant by all necessary action; and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by it by all necessary action;

(d) all acts, filings and conditions required to be done and performed and to have happened (including, without limitation, the obtaining of necessary governmental approvals) precedent to the entering into of this letter agreement and making it the duly authorized, legal, valid and binding obligation of such party, enforceable in accordance with its terms, have been done, performed and have happened in due and strict compliance with all applicable laws; and

(e) (i) no Event of Default, Unmatured Event of Default, Collateral Manager Default or Unmatured Collateral Manager Default has occurred and is continuing and (ii) the representations and warranties of each of the Borrower and the Collateral Manager contained in the Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

5. Miscellaneous.

(a) This letter agreement may be executed in any number of counterparts, each of which, taken together, shall constitute one and the same agreement.

(b) No amendment, modification or waiver of any provision of this letter agreement shall be effective without the written agreement of each of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) This letter agreement shall become effective upon the Facility Agent’s receipt of executed counterparts from each of the other parties hereto.

(d) The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

(e) THIS LETTER AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[Signature pages follow]

Very truly yours,

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent and Syndication Agent

By:	/s/ Amit Patel
Name: Amit Patel
Title: Managing Director

By:	/s/ Ho Min Kwak
Name: Ho Min Kwak
Title: Vice President

[Signature Page to Thirteenth Amendment to RFA]

Accepted and Agreed:

TPVG VARIABLE FUNDING COMPANY LLC,
as Borrower

By:	/s/ Christopher M. Mathieu
Name:	Christopher M. Mathieu
Title:	Chief Financial Officer

TRIPLEPOINT VENTURE GROWTH BDC CORP.,
individually, as Collateral Manager and as Equityholder

By:	/s/ Christopher M. Mathieu
Name:	Christopher M. Mathieu
Title:	Chief Financial Officer

[Signature Page to Thirteenth Amendment to RFA]

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Committed Lender and Agent

By:	/s/ Amit Patel
Name:	Amit Patel
Title:	Managing Director

By:	/s/ Ho Min Kwak
Name:	Ho Min Kwak
Title:	Vice President

[Signature Page to Thirteenth Amendment to RFA]

KEYBANK NATIONAL ASSOCIATION,
as Committed Lender and Agent

By:	/s/ Richard Andersen
Name:	Richard Andersen
Title:	Senior Vice President

[Signature Page to Thirteenth Amendment to RFA]

TIAA, FSB,
as Committed Lender and Agent

By:	/s/ Edward McGugan
Name:	Edward McGugan
Title:	Managing Director

[Signature Page to Thirteenth Amendment to RFA]

MUFG UNION BANK, N.A.,
as Committed Lender and Agent

By:	/s/ J. William Bloore
Name:	J. William Bloore
Title:	Managing Director

[Signature Page to Thirteenth Amendment to RFA]

CUSTOMERS Bank,
as Committed Lender and Agent

By:	/s/ Lyle P. Cunningham
Name:	Lyle P. Cunningham
Title:	Executive Vice President

[Signature Page to Thirteenth Amendment to RFA]

FIRST FOUNDATION Bank,
as Committed Lender and Agent

By:	/s/ Michael Berry
Name:	Michael Berry
Title:	Senior Vice President

[Signature Page to Thirteenth Amendment to RFA]

APPENDIX A

(See Attached)

EXECUTION VERSION

Conformed through Amendment No. ~~12~~13 dated ~~December 11, 2020~~January 29, 2021

RECEIVABLES FINANCING AGREEMENT

dated as of February 21, 2014

TPVG VARIABLE FUNDING COMPANY LLC,

as Borrower,

TRIPLEPOINT VENTURE GROWTH BDC CORP.,

individually and as Collateral Manager and as Equityholder,

VERVENT INC.,

as Backup Collateral Manager

THE LENDERS PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent,

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Paying Agent,

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS		1

Section 1.1	Defined Terms.	1

Section 1.2	Other Definitional Provisions.	~~46~~47

ARTICLE II THE FACILITY, ADVANCE PROCEDURES AND NOTES		~~48~~49

Section 2.1	Advances.	~~48~~49

Section 2.2	Funding of Advances.	~~48~~49

Section 2.3	Notes.	~~49~~50

Section 2.4	Repayment and Prepayments.	~~50~~51

Section 2.5	Defaulting Lenders.	~~50~~51

Section 2.6	Replacement of Lenders.	~~51~~52

Section 2.7	Extension of Revolving Period.	~~52~~53

Section 2.8	Increase of Facility Amount.	~~53~~54

ARTICLE III YIELD, FEES, ETC.		~~53~~54

Section 3.1	Yield.	~~53~~54

Section 3.2	Yield Payment Dates.	~~53~~54

Section 3.3	Yield Calculation.	~~54~~55

Section 3.4	Computation of Yield.	~~54~~55

ARTICLE IV PAYMENTS; TAXES		~~54~~55

Section 4.1	Making of Payments to and by the Agents.	~~54~~55

Section 4.2	Due Date Extension.	~~54~~55

Section 4.3	Taxes.	~~54~~55

i

ARTICLE V INCREASED COSTS, ETC.		~~58~~59

Section 5.1	Increased Costs.	~~58~~59

Section 5.2	Funding Losses.	~~59~~60

ARTICLE VI EFFECTIVENESS; CONDITIONS TO ADVANCES		~~60~~61

Section 6.1	Effectiveness.	~~60~~61

Section 6.2	Advances.	~~61~~62

ARTICLE VII ADMINISTRATION AND MANAGEMENT OF TRANSFERRED CONTRACTS		~~63~~64

Section 7.1	Retention and Termination of the Collateral Manager.	~~63~~64

Section 7.2	Duties of the Collateral Manager.	~~65~~66

Section 7.3	Representations and Warranties of the Collateral Manager.	~~67~~68

Section 7.4	Covenants of the Collateral Manager.	~~69~~70

Section 7.5	Collateral Manager Fee; Payment of Certain Expenses by Collateral Manager; Backup Collateral Manager Fees and Expenses.	~~72~~73

Section 7.6	Compliance Certificate.	~~72~~73

Section 7.7	Annual Statement as to Compliance; Notice of Collateral Manager Default.	~~72~~73

Section 7.8	Audit of Transferred Contracts.	~~73~~74

Section 7.9	Access to Certain Documentation and Information Regarding Contracts.	~~73~~74

Section 7.10	Certain Duties and Representations of Backup Collateral Manager.	~~74~~75

Section 7.11	Consequences of a Collateral Manager Default.	~~76~~77

Section 7.12	Appointment of Backup Collateral Manager as Successor Collateral Manager.	~~76~~77

Section 7.13	Lockbox Accounts.	~~76~~77

Section 7.14	Payments in Respect of Ineligible Contracts.	~~77~~78

Section 7.15	Substitution of Contracts Pursuant to Technology Exchange Option.	~~77~~78

Section 7.16	Repurchase.	~~78~~79

Section 7.17	Contracts Subject to Retained Interest Provisions.	~~78~~79

ARTICLE VIII ACCOUNTS; PAYMENTS		~~78~~79

Section 8.1	Borrower Accounts.	~~78~~79

Section 8.2	Collateral Manager Reimbursements.	~~80~~81

Section 8.3	Application of Collections.	~~80~~81

Section 8.4	Additional Deposits.	~~80~~81

Section 8.5	Distributions.	~~80~~81

Section 8.6	Fees.	~~82~~83

Section 8.7	Net Deposits.	~~82~~83

ARTICLE IX REPRESENTATIONS AND WARRANTIES		~~83~~84

Section 9.1	Organization and Good Standing.	~~83~~84

Section 9.2	Due Qualification.	~~83~~84

Section 9.3	Power and Authority.	~~83~~84

Section 9.4	Security Interest; Binding Obligations.	~~83~~84

Section 9.5	[Reserved].	~~84~~85

Section 9.6	No Violation.	~~84~~85

Section 9.7	No Proceedings.	~~84~~85

Section 9.8	No Consents.	~~84~~85

Section 9.9	Solvency.	~~84~~85

Section 9.10	Tax Treatment.	~~85~~86

Section 9.11	Compliance With Laws.	~~85~~86

Section 9.12	Taxes.	~~85~~86

Section 9.13	Certificates.	~~85~~86

Section 9.14	No Liens, Etc.	~~85~~86

Section 9.15	Purchase and Sale.	~~86~~87

Section 9.16	Information True and Correct.	~~86~~87

Section 9.17	ERISA Matters.	~~86~~87

Section 9.18	Financial or Other Condition.	~~86~~87

Section 9.19	Investment Company Status.	~~86~~87

Section 9.20	Eligible Contract Payments.	~~86~~87

Section 9.21	Use of Proceeds.	~~86~~87

Section 9.22	Separate Existence.	~~87~~88

Section 9.23	Investments.	~~87~~88

Section 9.24	Transaction Documents.	~~87~~88

Section 9.25	Ownership of the Borrower.	~~87~~88

Section 9.26	Anti-Terrorism, Anti-Money Laundering.	~~87~~88

Section 9.27	Anti-Bribery and Corruption.	~~88~~89

Section 9.28	Volcker Rule.	~~89~~90

Section 9.29	AIFMD.	~~89~~90

Section 9.30	EEA Financial Institution.	~~89~~90

ARTICLE X COVENANTS		~~89~~90

Section 10.1	Protection of Security Interest of the Secured Parties.	~~89~~90

Section 10.2	Other Liens or Interests.	~~90~~91

Section 10.3	Costs and Expenses.	~~90~~91

Section 10.4	Reporting Requirements.	~~90~~91

Section 10.5	Separate Existence.	~~91~~92

Section 10.6	Hedging Agreements.	~~94~~95

Section 10.7	Tangible Net Worth.	~~96~~97

Section 10.8	Minimum Equity.	~~96~~97

Section 10.9	Stock, Merger, Consolidation, Etc.	~~96~~97

Section 10.10	Change in Name.	~~96~~97

Section 10.11	Indebtedness; Guarantees.	~~96~~97

Section 10.12	Limitation on Acquisitions.	~~97~~98

Section 10.13	Documents.	~~97~~98

Section 10.14	Preservation of Existence.	~~97~~98

Section 10.15	Keeping of Records and Books of Account.	~~97~~98

Section 10.16	Accounting Treatment.	~~97~~98

Section 10.17	Limitation on Investments.	~~97~~98

Section 10.18	Distributions.	~~98~~99

Section 10.19	Performance of Borrower Assigned Agreements.	~~98~~99

Section 10.20	Notice of Material Adverse Claim.	~~98~~99

Section 10.21	Delivery of Original Promissory Notes.	~~98~~99

Section 10.22	Further Assurances; Financing Statements.	~~99~~100

Section 10.23	Risk Retention Requirements.	~~99~~100

Section 10.24	Taxes.	~~101~~102

Section 10.25	Future Funding Obligations.	~~101~~102

Section 10.26	ERISA.	~~101~~102

Section 10.27	Policies and Procedures for Sanctions.	~~102~~103

Section 10.28	Compliance with Sanctions.	~~102~~103

Section 10.29	Compliance with Anti-Money Laundering.	~~102~~103

Section 10.30	Ineligible Collateral.	~~102~~103

ARTICLE XI THE BACKUP COLLATERAL MANAGER		~~102~~103

Section 11.1	Limitation on Liability of Backup Collateral Manager.	~~102~~103

Section 11.2	Covenants and Representations and Warranties of the Backup Collateral Manager.	~~105~~106

v

Section 11.3	Additional Provisions Applicable to Backup Collateral Manager.	~~105~~106

ARTICLE XII THE CUSTODIAN		~~106~~107

Section 12.1	Delivery of Contract Files; Custodian to Act as Agent.	~~106~~107

Section 12.2	Contract File Certification.	~~108~~109

Section 12.3	Obligations of the Custodian.	~~109~~110

Section 12.4	Release of Contract Files.	~~111~~112

Section 12.5	Removal or Resignation of the Custodian.	~~113~~114

Section 12.6	Examination of Contract Files.	~~114~~115

Section 12.7	Insurance of the Custodian.	~~114~~115

Section 12.8	Representations and Warranties.	~~114~~115

Section 12.9	Statements.	~~115~~116

Section 12.10	No Adverse Interest of the Custodian.	~~115~~116

Section 12.11	Lost Note Affidavit.	~~115~~116

Section 12.12	Reliance of the Custodian.	~~115~~116

Section 12.13	Term of Custody.	~~116~~117

Section 12.14	Tax Reports.	~~116~~117

Section 12.15	Transmission of Contract Files.	~~116~~117

Section 12.16	Further Rights of the Custodian.	~~116~~117

Section 12.17	Custodian Compensation.	~~118~~119

Section 12.18	Compliance with Applicable Banking Law.	~~118~~119

ARTICLE XIII GRANT OF SECURITY INTEREST		~~119~~120

Section 13.1	Borrower’s Grant of Security Interest.	~~119~~120

Section 13.2	Borrower Remains Liable.	~~120~~121

Section 13.3	Release of Collateral.	~~120~~121

Section 13.4	Certain Remedies.	~~121~~122

Section 13.5	Limitation on Duty of Facility Agent in Respect of Collateral.	~~122~~123

ARTICLE XIV EVENTS OF DEFAULT		~~123~~124

Section 14.1	Events of Default.	~~123~~124

Section 14.2	Effect of Event of Default.	~~125~~126

Section 14.3	Rights Upon Event of Default.	~~125~~126

ARTICLE XV THE AGENTS		~~126~~127

Section 15.1	Appointment.	~~126~~127

Section 15.2	Delegation of Duties.	~~126~~127

Section 15.3	Exculpatory Provisions.	~~126~~127

Section 15.4	Reliance by Agents.	~~127~~128

Section 15.5	Notices.	~~127~~128

Section 15.6	Non-Reliance on Agents.	~~128~~129

Section 15.7	Indemnification.	~~129~~130

Section 15.8	Successor Agent.	~~129~~130

Section 15.9	Agents in their Individual Capacity.	~~129~~130

Section 15.10	Compliance with Applicable Banking Law.	~~130~~131

Section 15.11	The Paying Agent.	~~130~~131

ARTICLE XVI ASSIGNMENTS		~~133~~134

Section 16.1	Restrictions on Assignments.	~~133~~134

Section 16.2	Documentation.	~~133~~134

Section 16.3	Rights of Assignee.	~~133~~134

Section 16.4	Notice of Assignment by Lenders.	~~133~~134

Section 16.5	Registration; Registration of Transfer and Exchange.	~~134~~135

Section 16.6	Mutilated, Destroyed, Lost and Stolen Notes.	~~135~~136

Section 16.7	Persons Deemed Owners.	~~135~~136

Section 16.8	Cancellation.	~~136~~137

Section 16.9	Participations; Pledge.	~~136~~137

Section 16.10	Reallocation of Advances.	~~136~~137

ARTICLE XVII INDEMNIFICATION		~~136~~137

Section 17.1	Borrower Indemnity.	~~136~~137

Section 17.2	Collateral Manager Indemnity.	~~138~~139

Section 17.3	Contribution.	~~139~~140

ARTICLE XVIII MISCELLANEOUS		~~139~~140

Section 18.1	No Waiver; Remedies.	~~139~~140

Section 18.2	Amendments, Waivers.	~~140~~141

Section 18.3	Notices, Etc.	~~141~~142

Section 18.4	Costs, Expenses and Taxes.	~~141~~142

Section 18.5	Binding Effect; Survival.	~~141~~142

Section 18.6	Captions and Cross References.	~~142~~143

Section 18.7	Severability.	~~142~~143

Section 18.8	GOVERNING LAW.	~~142~~143

Section 18.9	Counterparts.	~~142~~143

Section 18.10	WAIVER OF JURY TRIAL.	~~142~~143

Section 18.11	No Proceedings.	~~143~~144

Section 18.12	Limited Recourse to the Lenders.	~~143~~144

Section 18.13	ENTIRE AGREEMENT.	~~144~~145

Section 18.14	Confidentiality.	~~144~~145

Section 18.15	Replacement of Lenders.	~~144~~145

Section 18.16	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.	~~145~~146

Section 18.17	Acknowledgement Regarding Any Supported QFCs.	~~145~~147

EXHIBIT A	Form of Note
EXHIBIT B	Audit Standards
EXHIBIT C	Form of Advance Request
EXHIBIT D	Form of Compliance Certificate
EXHIBIT E	Form of Custodian Certification
EXHIBIT F-1	Request for Release
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G	Executive Officers of Custodian
EXHIBIT H	Form of Collateral Manager’s Acknowledgement
EXHIBIT I	Section 4.3 Certificate
EXHIBIT J	Required Contract Files
EXHIBIT K	Credit and Collection Policy
EXHIBIT L	Form of Borrowing Base Certificate
EXHIBIT M	Form of Joinder Agreement
EXHIBIT N	PitchBook Industry Codes

SCHEDULE 7.13	Lockbox Accounts
SCHEDULE 8.1	Borrower Accounts

ANNEX I	Notice Information
ANNEX II	Commitments

x

RECEIVABLES FINANCING AGREEMENT

THIS RECEIVABLES FINANCING AGREEMENT (this “Agreement”) is made and entered into as of February 21, 2014, among TPVG VARIABLE FUNDING COMPANY LLC, a Delaware limited liability company (the “Borrower”), TRIPLEPOINT VENTURE GROWTH BDC CORP., a Maryland corporation, in its individual capacity (“TPVG”) and as collateral manager (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Manager”) and as sole equityholder of the Borrower (in such capacity, the “Equityholder”), VERVENT INC., as Backup Collateral Manager (as hereinafter defined), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the AGENTS for the Lender Groups (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an “Agent”), U.S. BANK NATIONAL ASSOCIATION, as Custodian (as hereinafter defined), DEUTSCHE BANK TRUST COMPANY AMERICAS, as paying agent (the “Paying Agent”) and DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein and also desires to retain the Collateral Manager, the Backup Collateral Manager and the Custodian to perform certain collateral management functions related to the Transferred Contracts (as defined herein) and the Borrower Collateral (as defined herein) on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein and the Collateral Manager, the Backup Collateral Manager and the Custodian each desire to perform certain functions related to the Transferred Contracts and the Borrower Collateral on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account Collateral” has the meaning set forth in Section 13.1(d).

“Accrual Period” means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) through and including the day preceding such Distribution Date.

“Administrative Agreement” means the Administrative Services and Premises Agreement, dated as of February 21, 2014, by and between TPVG and the Borrower (or any other agreement containing substantially similar terms and acceptable to the Lenders).

“Advance” has the meaning set forth in Section 2.1. “Advance Date” has the meaning set forth in Section 2.1.

“Advance Rate” means 50.0%; provided that after the Maturity Date, the Advance Rate shall be 0%.

“Advance Request” has the meaning set forth in Section 2.2.

“Adverse Claim” means any claim of ownership or any Lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien or security interest, other than Permitted Liens.

“ Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” has the meaning set forth in Section 5.1(a).

“Affiliate” of any Person means any other Person that directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan); provided, however, for the avoidance of doubt, at no time shall TPC or any of its Affiliates be deemed to be an Affiliate of the Borrower or TPVG; provided, further, that for purposes of Section 10.12, “Affiliate” of the Borrower or TPVG shall not include any Person controlled by, or under common control with, the Borrower or TPVG as a result of any Portfolio Investment. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power:

(a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners; or

(b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” means, as to any Lender Group, the Person listed on Annex I as the “Agent” for such Lender Group, together with its respective successors and permitted assigns.

“Agented Contract” means one or more Contracts entered into by an Obligor as part of a syndicated transaction wherein (i) the Contract is originated in accordance with the Credit and

“Backup Collateral Manager Fee and Expenses” has the meaning set forth in the Section 11.1(l).

“Backup Collateral Manager Fee Letter” means (a) that certain fee letter, dated as of the date hereof, among Vervent Inc., as Backup Collateral Manager, the Borrower and the Collateral Manager setting forth the fees and expenses payable by the Borrower and the Collateral Manager and acknowledged by the Facility Agent, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Facility Agent and (b) any letter agreement(s) or schedule of fees entered into by TPVG, the Equityholder and the Borrower, with the consent of the Facility Agent, with a substitute Backup Collateral Manager in replacement of the schedule of fees referred to in clause (a) above relating to fees payable to such substitute Backup Collateral Manager.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Basel III Regulation” means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of the European Union regulation on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“Excluded Deferrable Contract” means a Deferrable Contract that (a) has a required cash pay interest component that is greater than 60% of the total interest rate of such Contract and (b) has a required cash pay interest component equal to or greater than 9.00%.

“Excluded Taxes” has the meaning set forth in Section 4.3(e)(vii). “Extending Lender Group” has the meaning set forth in Section 2.7(a). “Extension Request” has the meaning set forth in Section 2.7(a).

“Executive Officer” means, with respect to the Borrower, the Collateral Manager or TPVG, the Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer of such Person, with respect to the Custodian, the individuals listed on Exhibit G, and, with respect to any other Person, the President, Chief Financial Officer or any Vice President.

“Facility Agent” has the meaning set forth in the Preamble.

“Facility Agent Fee” means the “Facility Agent Fee” set forth in the Facility Agent Fee

Letter.

“Facility Agent Fee Letter” means that certain Facility Agent Fee Letter among the

Facility Agent, the Borrower and TPVG.

“Facility Amount” means (a) prior to the end of the Revolving Period, $~~325,000,000,~~350,000,000, increased by the amount of any increase made in accordance with Section 2.8 and (b) thereafter, the Advances outstanding.

“Fair Market Value” means, with respect to each Contract, the least of (a) the outstanding Principal Balance of such Contract and (b) if such Contract has been reduced in value below the outstanding Principal Balance thereof (other than as a result of the allocation of a portion of the outstanding Principal Balance to Warrant Assets), the value of such Contract as required by, and in accordance with, the 1940 Act, as amended, and any orders of the SEC issued to the Collateral Manager, to be determined by the Board of Directors of the Collateral Manager and reviewed by its auditors.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Required Notional Amount” means, with respect to any date of determination, (x) for Hedge Transactions pursuant to Section 10.6(a)(i), the outstanding principal amount of the Advances on such date of determination, and (y) for Hedge Transactions pursuant to Section 10.6(a)(ii), the greater of (i) $25,000,000 and (ii) the outstanding principal amount of the Advances on such date of determination.

“Residual” means, with respect to any True Lease, any interest of the lessor or its assigns, as owner of underlying Contract Collateral, in the value of the related Contract Collateral after termination of such True Lease, including the proceeds from the sale or use of the Contract Collateral after the termination of such True Lease.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financia Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to (a) TPVG, the Collateral Manager or the Borrower, its Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, or any other officer or employee of TPVG, the Collateral Manager or the Borrower directly responsible for the administration or collection of the Transferred Contracts, or (b) any other Person, any Person that is not an individual, the President, any Vice-President or Assistant Vice-President, Corporate Trust Officer or the Controller of such Person, or any other officer or employee having similar functions.

“Restricted Information” has the meaning set forth in Section 10.23(b).

“Retained Interest” means, with respect to each Transferred Contract, the following rights and obligations in such Transferred Contract and under the related documents, which are being retained by TPVG or the Equityholder (in the case of the rights and obligations described in clauses (a) and (b)(iii)) or which are held by parties other than the Borrower): (a) with respect to any Transferred Contract with an unfunded commitment on the part of the lender that does not provide by its terms that funding thereunder is in the lender’s sole and absolute discretion, all of the obligations, if any, to provide additional funding with respect to such Transferred Contract and (b) with respect to any Transferred Contract arising under an Agented Contract, (i) all of the rights and obligations, if any, of the agent under the documentation evidencing such Transferred Contract, (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Transferred Contract that relate to such portion(s) of the indebtedness that is owned by another lender and/or lessor, (iii) any unused, commitment or similar fees associated with the additional funding obligations that are not being transferred in accordance with clause (a) of this definition, (iv) any agency or any advisory, consulting or similar fees due from the Obligor associated with services provided by the agent that are not being transferred in accordance with clause (b) of this definition and (v) any origination or underwriting fee paid to TPVG or the Equityholder in connection with the origination or acquisition of such Transferred Contract.

“Retention Holder Originated Contracts” means a Contract with respect to which the Equityholder itself or through related entities (including without limitation the Borrower),

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

“Unmatured Collateral Manager Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Collateral Manager Default.

“Unused Fee” means the unused fee set forth in the Lender Fee Letter.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 18.17.

“Vendor” means, with respect to any Contract, the equipment manufacturer, dealer or distributor or other Person that provided products or services with respect to the Contract Collateral under such Contract.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warrant Asset” means the Borrower’s economic interest in any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by TPVG or the Equityholder as an “equity kicker” from the Obligor in connection with such Transferred Contract; provided that the term Warrant Asset shall in no event include the right of TPVG or the Equityholder to participate as an investor in future equity financings by an Obligor.

“Weighted Average APR” means, as of any date of determination with respect to all Eligible Contracts that are Fixed Rate Contracts included in the Borrower Collateral, the number obtained by (i) summing the products obtained by multiplying (a) the APR of such Eligible Contract by (b) the Principal Balance of such Eligible Contract and (ii) dividing such sum by the Aggregate Outstanding Principal Balance of all Eligible Contracts included in the Borrower Collateral on such date.

“Weighted Average Debt-to-Valuation” means, as of any date of determination with respect to all Eligible Contracts included in the Borrower Collateral, the number (expressed as a percentage) obtained by (i) summing the products obtained by multiplying (a) the consolidated debt-to-enterprise value ratio (as determined by the Collateral Manager and including all debt of such Obligor that is senior to or pari passu to the debt owed to the Borrower) of the related Obligor by (b) the Principal Balance of such Eligible Contract and (ii) dividing such sum by the Aggregate Outstanding Principal Balance of all Eligible Contracts included in the Borrower Collateral on such date.

“Weighted Average Floating Spread” means, as of any date of determination with respect to all Eligible Contracts that bear interest at a spread over the Prime Rate included in the Borrower Collateral, the spread obtained by (i) summing the products obtained by multiplying

(a) the stated interest rate spread on such Eligible Contract above the Prime Rate by (b) the Principal Balance of such Eligible Contract and (ii) dividing such sum by the Aggregate Outstanding Principal Balance of all Eligible Contracts included in the Borrower Collateral on such date.

“Weighted Average IRR” means, as of any date of determination with respect to all Eligible Contracts included in the Borrower Collateral, the number obtained by (i) summing the products obtained by multiplying (a) the IRR of such Eligible Contract by (b) the Principal Balance of such Eligible Contract and (ii) dividing such sum by the Aggregate Outstanding Principal Balance of all Eligible Contracts included in the Borrower Collateral on such date.

“Weighted Average Remaining Maturity” means, as of any date of determination with respect to all Eligible Contracts included in the Borrower Collateral, the number of years following such date obtained by (i) summing the products obtained by multiplying (a) the remaining maturity measured in months divided by 12 at such time of each such Eligible Contract by (b) the Principal Balance of such Eligible Contract and (ii) dividing such sum by the Aggregate Outstanding Principal Balance of all Eligible Contracts included in the Borrower Collateral on such date.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under the Bail-In Legislation that are related to or ancillary to any of those powers.

will (unless otherwise prohibited by law) notify TPVG of its intention to make any such disclosure prior to making any such disclosure.

Section 18.15 Replacement of Lenders. At any time there is more than one Lender, the

Borrower shall be permitted to replace any Lender (except (i) the Facility Agent or (ii) any Lender which is administered by the Facility Agent or an Affiliate of the Facility Agent) if any such Lender (a) requests reimbursement, payment or compensation for any amounts owing for Increased Costs or Taxes or for indemnification pursuant to Section 17.1(iv) or (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts for Increased Costs or Taxes or for indemnification pursuant to Section 17.1(iv), unless such Lender designates a different lending office before such change in law becomes effective and such alternate lending office obviates the need for the Borrower to make payments of additional amounts for Increased Costs or Taxes or for indemnification pursuant to Section 17.1(iv) or (c) has not consented to any proposed amendment, supplement, modification, consent or waiver, each pursuant to Section 18.2, or to a request to extend the Scheduled Revolving Period Termination Date or (d) is a Defaulting Lender or (e) has declined or rejected, or the Agent for such Lender declines or rejects, an Extension Request with respect to the Revolving Period pursuant to Section 2.7; provided that (i) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Advance, (ii) prior to any such replacement, such Lender shall have taken no action under Section 5.1 so as to fully eliminate the continued need for payment of amounts owing pursuant to Section 5.1, if applicable, (iii) the replacement financial institution shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement and reallocation of such Advances between the replacement financial institution and such replaced Lender shall be made in accordance with Section 16.10, (iv) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Facility Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 16.5, (vi) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Taxes, as the case may be and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Facility Agent or any other Lender shall have against the replaced Lender.

Section 18.16 Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.

Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the ~~write-down and conversion powers of an EEA~~Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail~~-~~ In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the ~~write-down~~Write-Down and ~~conversion powers of any EEA~~Conversion Powers of the applicable Resolution Authority.

Section 18.17 Acknowledgement Regarding Any Supported QFCs.

To the extent that this Agreement provides support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a

FIRST FOUNDATION BANK, as Committed Lender and Agent

By:
Name:
Title:

~~A-I-162~~ Signature Page to Receivables Financing Agreement

ANNEX I

TPVG VARIABLE FUNDING COMPANY LLC,

as Borrower

2755 Sand Hill Road, Suite 150

Menlo Park, California 94025

Attention: Sajal Srivastava

Facsimile No.: 650-854-2092

TRIPLEPOINT VENTURE GROWTH BDC CORP.,

as Collateral Manager and as Equityholder

2755 Sand Hill Road, Suite 150

Menlo Park, California 94025

Attention: Sajal Srivastava

Facsimile No.: 650-854-2092

U.S. BANK NATIONAL ASSOCIATION, as Custodian

For all communications:

U.S. Bank National Association One Federal Street

Third Floor

Boston, Massachusetts

Attention: Mike Quaile

Email: michael.quaile@usbank.com

U.S. Bank National Association

1719 Otis Way

Mail Code: Ex – SC – FLOR

Florence, South Carolina 29501

Attention: Steven Garrett

Facsimile: (843) 673-0162

Email: steven.garrett@usbank.com

A-I-1

Attention: Jamie Dietlin

Telephone: 248-658-3226

Email: docs@hitachibusinessfinance.com

NBH BANK

as an Agent and as a Committed Lender

11111 W. 95th Street

Overland Park, KS 66214

Attention: Thomas J. Rohling

Facsimile No.: 855-201-0658

Email: trohling@nbhbank.com

CUSTOMERS BANK,

as an Agent and as a Committed Lender

99 Bridge Street

Phoenixville, PA 19460

Attention: Lyle Cunningham

Facsimile No.: 610-482-9612

Attention: Scott Gates

Facsimile No.: (610) 482-9483

FIRST FOUNDATION BANK,

as an Agent and as a Committed Lender

18101 Von Karman Avenue

Suite 750

Irvine, CA 92612

Attention: Loan Servicing

Telephone: 949-202-4103

Facsimile: 949-202-4184

email: investor@ff-inc.com

A-I-4

Annex II

Lender	Commitment

Deutsche Bank AG, New York Branch	$85,000,000
KeyBank National Association	$80,000,000
TIAA, FSB	$50,000,000
MUFG Union Bank, N.A.	$50,000,000
Hitachi Capital America Corporation	$20,000,000
NBH Bank	$15,000,000
Customers Bank	$25,000,000
First Foundation Bank	$25,000,000
Total	$~~325,000,000~~350,000,000

A-II-1